UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 3, 2006

(Date of Report)

August 1, 2006

(Date of earliest event reported)

INTERNATIONAL PAPER COMPANY

(Exact name of registrant as specified in its charter)

NEW YORK	1-3157	13-0872805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Poplar Avenue

Memphis, Tennessee

(Address and zip code of principal executive offices)

(901) 419-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 1, 2006, the Company completed its previously announced sale of its coated and supercalendered papers business (the “Business”) to CMP Holdings LLC. The purchase price consists of approximately $1.4 billion in cash, subject to certain post-closing adjustments, plus an approximately $30 million, ten percent limited partnership interest in CMP Investments LP.

The Business produces approximately 1.7 million tons of coated freesheet and coated groundwood papers annually for the magazine, catalog and retail insert markets. It includes four paper mills, located in Jay, Maine; Bucksport, Maine; Quinnesec, Michigan; and Sartell, Minnesota.

The foregoing description of this sale does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is incorporated into this Current Report of Form 8-K by reference and was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 6, 2006.

ITEM 8.01 OTHER EVENTS

On August 1, 2006, the Company issued a press release announcing the completion of the sale. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit 99.1:	Press Release issued by International Paper Company, dated August 1, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL PAPER COMPANY
(Registrant)

By:	/s/ Maura A. Smith
Name:	Maura A. Smith
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date:	August 3, 2006

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EXHIBIT INDEX

Exhibit 99.1:	Press Release issued by International Paper Company, dated August 1, 2006.

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